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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-4 of R.H. Donnelley Corporation of our report dated March 16, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in R.H. Donnelley Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of R.H. Donnelley Corporation of our reports dated March 16, 2005 relating to the financial statements of R.H. Donnelley Publishing & Advertising, Inc., R.H. Donnelley APIL, Inc., Dontech Holdings LLC, Dontech II Partnership, and our reports dated March 16, 2005, except for Note 2 as to which the date is May 6, 2005, relating to the financial statements of R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC, and R.H. Donnelley Publishing & Advertising of Illinois Partnership which appear in R.H. Donnelley Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
May 24, 2005